MANAGEMENT AGREEMENT

TO:

PREDEX Capital Management, LLC

610 Newport Center Drive, Suite 600

Newport Beach, CA  92660

Dear Sirs:

PREDEX (the "Trust") herewith confirms our agreement with you.

The Trust has been organized to engage in the business of a closed-end management investment company.  The Trust currently offers one series of shares to investors.

You have been selected to act as the sole investment manager of the series of the Trust set forth on the Exhibits to this Agreement (each, a "Fund," collectively, the  "Funds") and to provide certain other services, as more fully set forth below, and you are willing to act as such investment manager and to perform such services under the terms and conditions hereinafter set forth.   Accordingly, the Trust agrees with you as follows effective upon the date of the execution of this Agreement.

1.

ADVISORY SERVICES

Subject to the  supervision  of the Board  of Trustees of the Trust, you will provide or arrange to be provided to each Fund such investment advice as you in your discretion deem advisable and will furnish or arrange to be furnished a continuous investment program for each Fund consistent  with  the  Fund's  investment objective  and  policies.    You will  determine or arrange  for  others to  determine  the securities to be  purchased  for  each Fund, the portfolio securities to be held or sold by each Fund and the portion of each Fund's assets to be held uninvested, subject always to the Fund's investment objective, policies and restrictions, as each of the  same  shall be  from  time  to  time in  effect, and  subject further to  such policies and instructions as the Board may from time to time establish.   You will furnish such reports, evaluations, information  or analyses to the Trust  as the Board of Trustees of the Trust may request from time to time or as you may deem to be desirable.  You also will advise and assist the officers of the Trust in taking such steps as are necessary or appropriate to carry out the decisions  of the Board and the appropriate committees of the Board regarding the conduct of the  business  of the  Trust.    You may  delegate  any  of  the  responsibilities, rights  or  duties described  above to one or more persons, provided  you notify the Trust and agree that such delegation does not relieve you from any liability hereunder.

You shall provide at least sixty (60) days prior written notice to the Trust of any change in the ownership or management  of PREDEX Capital Management, LLC, or any event or action that may constitute a change in control.   You shall provide prompt notice of any change in the portfolio manager(s) responsible for the day-to-day management of the Fund.

2.

USE OF SUB-ADVISERS

You may delegate any or all of the responsibilities, rights or duties described above to one or more sub-advisers  who shall enter into agreements with you, provided the agreements are  approved  and ratified  (i) by the Board including a majority of the trustees  who are not interested persons of you or of the Trust, cast in person at a meeting called for the purpose of Act of 1940, as amended (the "Act"), by the Securities and Exchange Commission or its staff, by vote of the holders  of a majority of the outstanding voting securities of the applicable Fund (unless the Trust has obtained an exemption from the provisions of Section 15(a) of the Act). Any such delegation shall not relieve you from any liability hereunder.

3.          ALLOCATION OF CHARGES AND EXPENSES

You will pay the compensation and expenses of any persons rendering any services to the  Trust  who  are  directors, officers, employees,  members  or  stockholders of  your  limited liability company and will make available, without expense to the Funds, the services of such of your  employees  as  may duly  be  elected trustees  or  officers  of the Trust,  subject to  their individual  consent  to  serve  and  to  any  limitations  imposed  by  law.    Notwithstanding the foregoing, you are not  obligated to pay the  compensation or expenses  of the Trust's Chief Compliance  Officer, regardless of whether the Chief Compliance Officer is affiliated with you. The compensation and expenses of any trustees, officers and employees of the Trust who are not  directors, officers,  employees,  members  or stockholders  of  your  corporation or limited liability company will be paid by the Funds.  You will pay all advertising, promotion and other distribution  expenses  incurred  in  connection  with  each  Fund's  shares  to  the  extent such expenses are not permitted to be paid by the Fund under any distribution expense plan or any other permissible arrangement that may be adopted in the future.

Each Fund will be responsible for the payment of all operating expenses of the Fund, including  the compensation and  expenses  of any employees  of the Trust and of any other persons  rendering  any services to  the Fund; clerical and shareholder  service staff salaries; office space and other office expenses; fees and expenses incurred by the Fund in connection with   membership   in  investment  company   organizations;   legal,  auditing  and   accounting expenses;  expenses  of  registering shares  under federal and  state securities laws, including expenses incurred  by the Fund in connection  with the  organization and initial registration of shares of the Fund; insurance expenses; fees and expenses of the custodian, transfer agent, dividend disbursing agent, shareholder service agent, plan agent, administrator, accounting and pricing  services agent  and underwriter of the Fund; expenses, including clerical expenses, of issue,  sale,  redemption  or  repurchase  of  shares  of  the  Fund;  the  cost  of  preparing  and distributing reports and notices to shareholders, the cost of printing or preparing prospectuses and  statements  of additional information for delivery  to shareholders; the cost  of printing or preparing stock certificates or any other documents, statements or reports to shareholders; expenses  of shareholders' meetings and proxy  solicitations; advertising, promotion and other expenses incurred directly or indirectly in connection with the sale or distribution of the Fund's shares that the Fund is authorized to pay; and all other operating expenses not specifically assumed  by  you.    Each  Fund  will  also  pay  all  brokerage  fees  and commissions,  taxes, borrowing costs (such as (a) interest and (b) dividend expenses on securities sold short), fees and expenses  of the non-interested person Trustees and such extraordinary or non-recurring expenses   as   may  arise,   including   litigation  to   which  the   Fund  may  be  a  party  and indemnification of the Trust's Trustees and officers with respect thereto.

You may  obtain reimbursement  from each  Fund, at such time or times  as you may determine in your sole discretion, for any of the expenses advanced by you, which the Fund is obligated  to  pay,  and  such   reimbursement  shall  not  be  considered  to  be  part  of  your compensation pursuant to this Agreement.

4.         COMPENSATION OF THE MANAGER

For all of the services to be rendered as provided in this Agreement, as of the last business day of each month, each Fund will pay you a fee based on the average value of the daily net assets of the Fund and paid at an annual rate as set forth on the Exhibit executed with respect to such Fund and attached hereto.

The average value of the daily net assets of a Fund shall be determined pursuant to the applicable provisions of the Agreement and Declaration of Trust or a resolution of the Board of Trustees, if required.   If, pursuant to such provisions, the determination of net asset value of a Fund is suspended for any particular business day, then for the purposes of this paragraph, the value of the net assets of the Fund as last determined shall be deemed to be the value of the net assets as of the close of the business day, or as of such other time as the value of the Fund's net assets may lawfully be determined, on that day.  If the determination of the net asset value of a Fund has been suspended for a period including such month, your compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month).

5.

EXECUTION  OF PURCHASE  AND SALE ORDERS

In connection with purchases or sales of portfolio securities for the account of a Fund, it is understood that you will arrange for the placing  of all orders for the purchase and sale of portfolio securities for the account, as needed, with brokers or dealers selected by you, subject to review of this selection by the Board of Trustees from time to time.   You will be responsible for the negotiation and the  allocation of  principal business  and portfolio brokerage.      In the selection of such brokers or dealers and the placing of such orders, you are directed at all times to seek for the Funds the best qualitative execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility  and  responsiveness  of the  broker  or  dealer  and the brokerage  and research services provided by the broker or dealer.

You should generally seek favorable prices and commission rates that are reasonable in relation to the benefits received.   In seeking best qualitative execution, you are authorized to select brokers or dealers who also provide brokerage and research services to the Fund and/or the other accounts over which you exercise investment discretion.  You are authorized to pay a broker  or  dealer  who  provides  such  brokerage  and  research  services  a  commission  for executing a Fund portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if you determine in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research  services  provided  by  the  executing broker  or  dealer.    The  determination may be viewed in terms of either a particular transaction or your overall responsibilities with respect to the Fund and to accounts over which you exercise investment discretion.   The Funds and you understand and acknowledge  that, although the information may be useful to the Funds and you, it is not possible to place a dollar value on such information.  The Board of Trustees shall periodically  review the commissions  paid by each Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Fund.

A broker's or dealer's sale or promotion of Fund shares shall not be a factor considered by your personnel responsible for selecting brokers to effect securities transactions on behalf of the Fund.     You and your personnel shall not enter into any written or oral agreement or arrangement  to compensate a broker  or dealer for any promotion or sale of Fund shares by directing to such broker or dealer (i) the Fund's portfolio securities transactions or (ii) any remuneration, including but not limited to, any commission, mark-up, mark down or other fee received or to be received from the Fund's portfolio transactions through such broker or dealer. However, you may place Fund portfolio transactions with brokers or dealers that sell or promote shares of the Fund provided the Board of Trustees has adopted policies and procedures under Rule  12b-1(h)  under the Act and such transactions are conducted in compliance with those policies and procedures.

Subject to the provisions of the Act, and other applicable law, you, any of your affiliates or any affiliates of your affiliates may retain compensation in connection with effecting a Fund's portfolio transactions, including transactions effected through others.    If any occasion should arise in which you give any advice to your clients concerning the shares of a Fund, you will act solely as investment counsel for such client and not in any way on behalf of the Fund.

6.         PROXY VOTING

You will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Funds may be invested from time to time.  Such proxies will be voted in a manner that you deem, in good faith, to be in the best interest of the Funds and in accordance with your proxy voting policy.    You agree to provided a copy of your proxy voting policy, and any amendments thereto, to the Trust.

7.         COPE OF ETHICS

You have adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Act and will provide the Trust with a copy of the code and evidence of its adoption. Within 45 days of the last calendar quarter of each year while this Agreement is in effect, you will provide to the Board of Trustees of the Trust a written report that describes any issues arising under the code of ethics since the last report to the Board of Trustees, including, but not limited to, information about material violations of the code and sanctions imposed in response to the material violations; and which certifies that you have adopted procedures reasonably necessary to prevent access persons (as that term is defined in Rule 17j-1) from violating the code.

8.         SERVICES NOT EXCLUSIVE/USE  OF NAME

Your services  to  a  Fund pursuant  to  this  Agreement  are  not to  be  deemed  to be exclusive, and it is understood that you may render investment advice, management and other services  to others, including  other registered investment  companies,  provided, however, that such  other services  and activities  do  not, during  the term  of this Agreement, interfere in a material  manner,  with your  ability to  meet  all of  your obligations with respect  to rendering services to the Funds.

The Trust and you acknowledge that all rights to the name "PREDEX" or any variation thereof belong to you, and that the Trust is being granted a limited license to use such words in its Fund name or in any class name. In the event you cease to be the adviser to the Fund, the Trust's right to the use of the name "PREDEX" shall automatically cease on the ninetieth day following the termination of this Agreement.  The right to the·name may also be withdrawn by you during the term of this Agreement upon ninety (90) days written notice by you to the Trust. Nothing contained herein shall impair or diminish in any respect, your right to use the name "PREDEX" in the name of, or in connection with, any other business enterprises with which you are or may become associated. There is no charge to the Trust for the right to use this name.

9.

LIMITATION OF LIABILITY OF MANAGER

You may rely on information reasonably believed by you to be accurate and reliable. Except as may otherwise be required by the Act or the rules thereunder, neither you nor your directors, officers, employees, shareholders, members, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the  Trust in  connection  with, any error  of  judgment, mistake of  law, any  act or  omission connected with or arising out of any services rendered under, or payments made pursuant to, this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of your duties under this Agreement, or by reason of reckless disregard by any of such persons of your obligations and duties under this Agreement.

Any person,  even though also a director, officer, employee, shareholder, member or agent of you, who may be or become a trustee, officer, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with your duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder, member, or agent of you, or one under your control or direction, even though paid by you.

10.

INSURANCE COVERAGE

At all times during the term of this Agreement, upon request, you will provide the Trust with proof of any errors and omission coverage carried by PREDEX Capital Management, LLC.

11.

DURATION AND TERMINATION OF THIS AGREEMENT

The term of this Agreement shall begin on the commencement of operations of each Fund that has executed an Exhibit hereto, and shall continue in effect with respect to each such Fund (and any subsequent Fund added pursuant to an Exhibit executed during the initial two-year term of this Agreement) for a period of two years.  This Agreement shall continue in effect from year to year thereafter, subject to termination as hereinafter provided, if such continuance is approved at least annually by (a) a majority of the outstanding voting securities of such Fund or by vote of the Trust's Board of Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.   If a Fund is added pursuant to an Exhibit executed after the date of this Agreement as described above, this  Agreement shall become effective with respect to that Fund upon execution of the applicable Exhibit and shall continue in effect for a period of two years from the date thereof and from year to year thereafter, subject to approval as described above.

This Agreement may, on sixty (60) days written notice, be terminated with respect to the Fund, at any time without the payment of any penalty, by the Board of Trustees, by a vote of a majority of the outstanding voting securities  of the Fund, or by  you.    This Agreement shall automatically terminate in the event of its assignment

12.

AMENDMENT OF THIS AGREEMENT

No provision of this Agreement may be changed, waived, discharged  or terminated orally, and no amendment  of this Agreement shall be effective until approved by the Board of Trustees, including a majority of the Trustees who are not interested persons of you or of the Trust, cast in person  at a meeting called for the purpose of voting on such approval, and (if required  under interpretations  of the Act by the Securities and Exchange  Commission or its staff) by vote of the holders of a majority of the outstanding voting securities of the Fund to which the amendment relates.

13.       LIMITATION  OF LIABILITY TO TRUST PROPERTY

The term "PREDEX" means and refers to the Trustees from time to time serving under the Trust's Agreement and Declaration of Trust as the same may subsequently thereto have been, or subsequently hereto be, amended.   It is expressly agreed that the obligatoi ns of the Trust  hereunder  shall not  be  binding  upon  any  of Trustees,  officers, employees,  agents or nominees of the Trust, or any shareholders of any series of the Trust, personally, but bind only the trust property of the Trust (and only the property of the applicable Fund}, as provided in the Agreement and Declaration of Trust.  The execution and delivery of this Agreement have been authorized by the Trustees and shareholders of the applicable Fund and signed by officers of the Trust, acting as such, and neither such authorization by such Trustees and shareholders nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust (and only the property of applicable Fund) as provided in its Agreement and Declaration of Trust.

14.       SEVERABILITY

In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

15.         BOOKS  AND RECORDS

In compliance  with the requirements of Rule 31a-3 under the Act, you agree that all record which you maintain for the Trust are the property of the Trust and you agree to surrender promptly to the Trust such records upon the Trust's request.  You further agree to preserve for the periods prescribed by Rule 31a-2 under the Act all records which you maintain for the Trust that are required to be maintained by Rule 31a-1 under the Act.

16.       QUESTIONS  OF INTERPRETATION

(a)

This Agreement shall be governed by the laws of the State of New York.

(b)          For the purpose  of this Agreement, the terms "assignment," "majority of the outstanding voting securities," "control" and "interested person" shall have their respective meanings as defined in the Act and rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the Act; and the  term "brokerage and  research services"  shall have  the meaning given in the Securities Exchange Act of 1934.

(c)       Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by the Securities and Exchange Commission or its staff.  In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement, is revised by rule, regulation, order or interpretation of the Securities and Exchange Commission or its staff, such provision shall be deemed to incorporate the effect of such rule, regulation, order or interpretation.

17.      NOTICES

Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage  paid to the  other party at such address  as such other party may designate for the receipt of such notice.  Until further notice to the other party, it is agreed that the address of the Trust is 17605 Wright Street, Suite 2, Omaha, NE  68130.

18.      CONFIDENTIALITY

You agree  to  treat  all  records  and  other information relating  to  the  Trust  and the securities holdings  of  the  Fund  as  confidential and  shall not  disclose  any  such records or information to any other person unless (i) the Board of Trustees of the Trust has approved the disclosure  or (ii)  such  disclosure  is  compelled  by law.  In addition, you, and your officers, directors and employees are prohibited from receiving compensation or other consideration, for themselves or on behalf of the Fund, as a result of disclosing the Fund's portfolio holdings.  You agree  that, consistent  with your Code  of Ethics, neither your nor  your  officers, directors or employees  may  engage  in  personal  securities transactions based  on  nonpublic  information about the Fund's portfolio holdings.

19.      COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20.       BINDING EFFECT

Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

21.      CAPTIONS

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

If you are in agreement  with the foregoing, please sign the form of acceptance on the accompanying counterpart of this letter and return such counterpart to the Trust, whereupon this letter shall become a binding contract upon the date thereof.

signature page follows

Yours very truly,

PREDEX

By: /s/ J. Grayson Sanders

J. Grayson Sanders

President

Date: 3-21-13

Acceptance: PREDEX

By: /s/ J. Grayson Sanders

J. Grayson Sanders

President

Date: 3-21-13

Exhibit  A

Dated: March 21, 2013

Fund

I

Percentage of Average Daily Net Assets

PREDEX

PREDEX  Capital Management,  LLC is entitled  to receive a monthly fee  at  the  annual rate  of  0.45%  of  PREDEX's  daily  average  net assets up to $500 million, 0.35% for net assets over $500 million  and up to $1 billion and 0.25% over $1 billion.